Exhibit (j)










          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaii Municipal Fund (a series of First Pacific Mutual Fund, Inc.), and to the use of our report dated November 16, 2007 on the financial statements and financial highlights of the Hawaii
Municipal Fund.   Such financial statements and financial highlights appear
in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





						/s/	TAIT, WELLER & BAKER LLP
						TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
January 28, 2008